Exhibit 99.1

B2Digital Announces Continued Success in Saturday’s Pinnacle Combat 32 Sold-Out Event

TAMPA, FL, September 29, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that its Pinnacle Combat 32 MMA event in Farley, Iowa, on Saturday, September 26, featuring a combination of top amateur and pro fights, was another successful venture with a solid pay-per-view (“PPV”) presence and sold out in-person attendance.

Management notes that the event drove larger in-person revenue levels on a per-ticket basis due to an increased in-person attendance allowance. The event also generated higher overall margins on each attendee ticket sold than in the Company’s prior event in Alabama.

“Iowa was a huge success that dramatically exceeded our expectations despite the headwinds presented by the difficult context,” commented Greg P. Bell, Chairman & CEO of B2Digital. “That success was driven by strong organic growth as our brand continues to rapidly expand. But it was also likely aided by a sense of pent-up demand for live MMA action. The other big success we saw on Saturday was a very strong performance from our new B2InstaStore marketing program. We gave our fighters, fans, and followers a resource for driving ticket sales and they have responded.”

The Company now has hundreds of B2InstaStores registered and operating, which has created hundreds of social media storefronts selling pay-per-view tickets for B2 Fighting Series events. That channel was responsible for over half of all PPV ticket sales for Saturday’s Pinnacle Combat 32 MMA event in Iowa.

B2 Productions, the company’s own production division, produced and digitally distributed the event to a global PPV audience in a LIVE HDTV-style television broadcast using its revolutionary proprietary in-house technology. The end result was a flawless premium broadcast at a cost substantially under that of a traditional large-scale crew and truck live event.

Bell added, “We own 100% of all our content and media distribution rights and we have a tremendous partner in PrestoSports to help deliver it to our fans around the world. We are headed to Alabama next for Strikehard 56 in Tuscaloosa on October 10th. We were notified that our Kentucky event permit has been granted for HRMMA 115 on October 17th in Bowling Green, KY, and HRMMA 116 on November 6th in Elizabethtown, KY. Both events have been approved by the state with fifty percent crowd capacity. HRMMA 115 is already sold out and tickets have already been sold for HRMMA 116.”

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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